Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, October 26, 2006

Subject:     Black & Decker Reports $1.74 Earnings Per Share From Continuing Operations for Third Quarter
                  2006; Generates $320 Million Free Cash Flow Year-to-Date; Increases Share Repurchase
                  Authorization by Three Million Shares; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the third quarter of 2006 were $125.1 million or $1.74 per diluted share, a 3% increase over $1.69 per diluted share in the third quarter of 2005. Sales from continuing operations increased 2% for the quarter to $1.6 billion. The acquisition of Vector Products, Inc. contributed 3% to sales in the quarter, and foreign currency translation had a positive 1% impact. Free cash flow was $183 million for the quarter and $320 million year-to-date, an increase of $130 million versus the first nine months of 2005.

        The Corporation repurchased approximately 6.1 million shares in the third quarter, at an average price of approximately $71 per share, and has repurchased approximately 10.1 million shares year-to-date. The Corporation also announced that its Board of Directors increased the Corporation’s authorization under its stock repurchase program by 3.0 million shares, leaving approximately 4.9 million shares authorized for repurchase. In addition, the Board declared a quarterly cash dividend of $0.38 per share of the Corporation’s outstanding common stock payable December 29, 2006, to stockholders of record at the close of business on December 15, 2006.

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        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker grew EPS in line with our expectations this quarter, despite a less robust demand environment and ongoing commodity cost pressure. Our effective deployment of cash during the last year drove the EPS growth. The acquired Vector business made a solid contribution to earnings and we reduced our diluted share count 12% versus the third quarter of 2005. We established new records for sales and EPS this quarter, as well as year-to-date free cash flow, which we believe represents strong performance under the current business conditions.

        “The Power Tools and Accessories segment increased sales 1% for the quarter. Sales in the U.S. Industrial Products Group decreased at a low single-digit rate, largely because of a decline in generator orders. Other key industrial product lines, including cordless tools and accessories, posted sales increases. Sales in the U.S. Consumer Products Group increased at a mid single-digit rate, reflecting sales of the acquired Vector business. Lower orders for pressure washers and consumer tools such as lasers, however, resulted in an organic sales decline for this group. International results remained strong, as the European business posted organic sales growth and Latin American sales grew at a double-digit rate. Operating margin for the Power Tools and Accessories segment decreased to 12.1%, due to commodity costs and lower productivity.

        “Sales in the Hardware and Home Improvement segment decreased 1% for the quarter. Our lockset business grew sales at a mid single-digit rate this quarter, led by outstanding sales of Kwikset® products at key retailers. The Price Pfister faucet business had a double-digit sales decline, following a double-digit growth rate in the third quarter of 2005. Due to raw material inflation, the segment’s operating margin decreased from the very strong level in 2005 to 14.0% this quarter.

        “Sales in the Fastening and Assembly Systems segment decreased 1% for the quarter. Sales growth in Asia and in the industrial divisions was outweighed by weakness in the North American automotive industry. The segment’s operating margin increased to 14.2%, reflecting improvements in both gross margin and selling, general, and administrative expenses.

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        “Our year-to-date free cash flow of $320 million establishes a new record for the first nine months of a year and demonstrates our focus on working capital management. Excluding an income tax payment in 2006 related to repatriation of foreign earnings and a large insurance settlement received in 2005, year-to-date free cash flow increased more than $200 million versus the prior year. Inventory decreased versus the third quarter of 2005, despite the Vector acquisition, driven by a reduction in the Power Tools and Accessories segment.

        “By generating outstanding free cash flow, we remain able to pursue acquisitions and repurchase shares while maintaining a solid balance sheet. We believe our stock price presented a particularly compelling opportunity this quarter, and we repurchased nearly as many shares as we bought during all of 2005. The Board remains confident in our cash generation and stewardship of capital and therefore has increased the share repurchase authorization for the second time this year.

        “Looking ahead, we will generate sales with an outstanding array of new products, including the Simple Start™ emergency power booster and a DEWALT® jobsite table saw. However, we are seeing softer demand in some of our end markets. Therefore, we expect low single-digit growth including the Vector acquisition in the fourth quarter, and an organic sales decline. Our operating margin will likely decrease, as the impact of commodity costs and lower production volumes will be only partly mitigated by price increases during the quarter. We will benefit from a lower share count, and expect diluted EPS from continuing operations in the range of $1.85-to-$1.90 for the fourth quarter. For the full year, we expect diluted EPS from continuing operations in the range of $7.00-to-$7.05. In addition, we now expect to convert at least 100% of full-year net earnings to free cash flow.

        “Black & Decker continued to grow EPS and generate significant free cash flow this quarter, despite a challenging economic environment. While these conditions may continue, the structural changes we have made in recent years, including a lower fixed cost base and more balanced profitability, should help us deliver consistent results. In addition, we are taking timely actions to reduce inventory and contain costs. Our focus on meaningful innovation for end-users has strengthened our brands, putting us in excellent position for the long-term. By combining market leadership, cost reduction and disciplined use of cash, we are in a position to deliver superior returns to our shareholders.”

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        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss third-quarter results and the outlook for the remainder of 2006. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	October 1, 2006		October 2, 2005

SALES	$1,610.	2	$1,575.	6
Cost of goods sold	1,052.	1	1,013.	5
Selling, general, and administrative expenses	365.	6	362.	4

OPERATING INCOME	192.	5	199.	7
Interest expense (net of interest income)	20.	7	12.	6
Other expense (income)	.	9	(.	7)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	170.	9	187.	8
Income taxes	45.	8	50.	3

NET EARNINGS FROM CONTINUING OPERATIONS	125.	1	137.	5
Earnings of discontinued operations (net of income taxes)		–	.	3

NET EARNINGS	$125.	1	$137.	8

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.7	9	$1.7	3
Discontinued operations		–	.0	1

NET EARNINGS PER COMMON SHARE - BASIC	$1.7	9	$1.7	4

Shares Used in Computing Basic Earnings Per Share (in Millions)	70.	1	79.	1

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.7	4	$1.6	9
Discontinued operations		–	.0	1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.7	4	$1.7	0

Shares Used in Computing Diluted Earnings Per Share (in Millions)	71.	9	81.	3

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Nine Months Ended

	October 1, 2006		October 2, 2005

SALES	$4,836.	0	$4,793.	7
Cost of goods sold	3,131.	2	3,096.	6
Selling, general, and administrative expenses	1,117.	8	1,121.	8

OPERATING INCOME	587.	0	575.	3
Interest expense (net of interest income)	51.	9	31.	6
Other expense (income)	1.	8	(52.	9)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	533.	3	596.	6
Income taxes	142.	9	164.	2

NET EARNINGS FROM CONTINUING OPERATIONS	390.	4	432.	4
Earnings of discontinued operations (net of income taxes)		–	1.	1

NET EARNINGS	$390.	4	$433.	5

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$5.3	0	$5.4	2
Discontinued operations		–	.0	1

NET EARNINGS PER COMMON SHARE - BASIC	$5.3	0	$5.4	3

Shares Used in Computing Basic Earnings Per Share (in Millions)	73.	7	79.	8

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$5.1	6	$5.2	7
Discontinued operations		–	.0	1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$5.1	6	$5.2	8

Shares Used in Computing Diluted Earnings Per Share (in Millions)	75.	7	82.	1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	October 1, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$261.9	$967.6
Trade receivables	1,219.5	1,130.6
Inventories	1,231.4	1,049.1
Other current assets	217.2	200.1

TOTAL CURRENT ASSETS	2,930.0	3,347.4

PROPERTY, PLANT, AND EQUIPMENT	632.8	668.8
GOODWILL	1,192.7	1,115.7
OTHER ASSETS	746.8	710.5

	$5,502.3	$5,842.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$661.5	$566.9
Current maturities of long-term debt	150.3	155.3
Trade accounts payable	636.6	466.8
Other current liabilities	914.7	1,061.2

TOTAL CURRENT LIABILITIES	2,363.1	2,250.2

LONG-TERM DEBT	872.8	1,030.3
DEFERRED INCOME TAXES	196.1	188.5
POSTRETIREMENT BENEFITS	469.8	419.0
OTHER LONG-TERM LIABILITIES	407.9	391.2
STOCKHOLDERS' EQUITY	1,192.6	1,563.2

	$5,502.3	$5,842.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended October 1, 2006	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,184.4	$251.1	$159.1	$1,594.6	$15.6	$–	$1,610.2
Segment profit (loss) (for Consoli-
dated, operating income)	143.7	35.3	22.6	201.6	1.7	(10.8)	192.5
Depreciation and amortization	29.6	6.1	4.7	40.4	.5	.6	41.5
Capital expenditures	18.9	4.4	3.0	26.3	.4	.2	26.9

Three Months Ended October 2, 2005

Sales to unaffiliated customers	$1,167.6	$253.1	$160.3	$1,581.0	$(5.4)	$–	$1,575.6
Segment profit (loss) (for Consoli-
dated, operating income)	154.7	42.3	20.7	217.7	(.7)	(17.3)	199.7
Depreciation and amortization	26.3	5.7	4.7	36.7	(.2)	.2	36.7
Capital expenditures	18.8	3.6	3.6	26.0	(.1)	.4	26.3

Nine Months Ended October 1, 2006

Sales to unaffiliated customers	$3,550.7	$762.1	$502.7	$4,815.5	$20.5	$–	$4,836.0
Segment profit (loss) (for Consoli-
dated, operating income)	456.8	109.6	72.8	639.2	2.3	(54.5)	587.0
Depreciation and amortization	81.9	18.3	14.2	114.4	.6	1.7	116.7
Capital expenditures	57.1	9.5	8.9	75.5	.5	.2	76.2

Nine Months Ended October 2, 2005

Sales to unaffiliated customers	$3,499.3	$772.8	$494.8	$4,766.9	$26.8	$–	$4,793.7
Segment profit (loss) (for Consoli-
dated, operating income)	462.6	110.9	67.0	640.5	3.7	(68.9)	575.3
Depreciation and amortization	78.3	17.9	14.0	110.2	.6	2.3	113.1
Capital expenditures	58.6	12.2	9.4	80.2	.2	.7	81.1

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Nine Months Ended

	October 1, 2006	October 2, 2005	October 1, 2006	October 2, 2005

Segment profit for total reportable business segments	$201.6	$217.7	$639.2	$640.5
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	1.7	(.7)	2.3	3.7
Depreciation of Corporate property	(.2)	(.3)	(.7)	(.7)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(6.4)	(3.4)	(18.9)	(11.1)
Other adjustments booked in consolidation directly
related to reportable business segments	5.6	6.1	1.3	4.5
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(9.8)	(19.7)	(36.2)	(61.6)

Operating income	192.5	199.7	587.0	575.3
Interest expense, net of interest income	20.7	12.6	51.9	31.6
Other expense (income)	.9	(.7)	1.8	(52.9)

Earnings from continuing operations before income taxes	$170.9	$187.8	$533.3	$596.6

BASIS OF PRESENTATION:

Adoption of New Accounting Standard for Share-Based Payment:
        As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, the Corporation was required to adopt Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, effective January 1, 2006. SFAS No. 123R requires the Corporation to expense share-based payments, including employee stock options, based on their fair value. SFAS No. 123R permits public companies to adopt its requirements using one of two methods. As previously disclosed, the Corporation anticipated adopting SFAS No. 123R under the modified retrospective method. The modified retrospective method permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123, Accounting for Stock-Based Compensation, for purposes of pro forma disclosures. As permitted by SFAS No. 123, the Corporation previously accounted for share-based payments to employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, using the intrinsic value method and, as such, generally recognized no compensation costs for employee stock options.

        The Corporation adopted SFAS No. 123R effective January 1, 2006, using the modified retrospective method of adoption. All prior periods were adjusted to give effect to the fair-value-based method of accounting for awards granted on or after January 1, 1995. Accordingly, the Consolidated Statement of Earnings and Supplemental Information about Business Segments for the three and nine months ended October 2, 2005, and the Consolidated Balance Sheet as of December 31, 2005, have been adjusted to reflect the adoption of SFAS No. 123R for share-based payments under the modified retrospective method.

        SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously presented. Upon adoption in 2006, the Corporation adjusted its prior Consolidated Statements of Cash Flows to reflect this classification. The Corporation’s computation of free cash flow, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission, for the nine months ended October 2, 2005, has been adjusted to reflect this adjustment to “Cash flow from operating activities.”

Business Segments:
        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In November 2005, the Corporation sold its DOM security hardware businesses. The divested businesses are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2006. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financial activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the three- and nine-month periods ended October 1, 2006 and the nine-month period ended October 2, 2005, follows (dollars in millions):

	Three Months Ended	Nine Months Ended
	October 1, 2006	October 1, 2006	October 2, 2005

Cash flow from operating activities	$206.3	$387.3	$259.4
Capital expenditures	(26.9)	(76.2)	(81.4)
Proceeds from disposals of assets	3.1	9.1	11.9

Free cash flow	$182.5	$320.2	$189.9

        Cash flow from operating activities, capital expenditures and proceeds from the disposal of assets for the nine-month period ended October 2, 2005, include amounts associated with discontinued operations.

        This press release includes a statement that free cash flow, excluding one-time items, for the nine months ended October 1, 2006 as compared to the nine months ended October 2, 2005, increased by more than $200 million. That increase excludes tax payments that occurred in the first nine months of 2006 associated with repatriating foreign earnings under the American Jobs Creation Act of 2004 (AJCA) and the $55 million of proceeds from the insurance settlement that occurred in the first quarter of 2005.

        This press release includes a forward-looking statement with respect to management’s expectation that it will convert at least 100% of full-year net earnings to free cash flow. That conversion ratio excludes from free cash flow any tax payments associated with repatriating foreign earnings under the AJCA.